FOR IMMEDIATE RELEASE News Announcement

Patriot Capital Funding Reports 2008 First Quarter Results

WESTPORT, CT – May 9, 2008 — Patriot Capital Funding, Inc. (NasdaqGS: PCAP) (“Patriot Capital Funding” or the “Company”), a specialty finance company providing flexible financing solutions to private equity sponsors focused on making investments in small- to mid-sized companies, today announced results for the three-month period ended March 31, 2008.

2008 First Quarter Summary

•	Total investment income of $11.2 million

•	Net investment income of $6.8 million, or $0.33 per basic and diluted share

•	Net loss of $3.9 million, or $0.19 per basic and diluted share

•	Net asset value per share of common stock at March 31, 2008 declined to $10.22, from $10.73 at December 31, 2007

Portfolio Activity

During the 2008 first quarter, no new investment commitments were originated as a result of a variety of factors, including but not limited to unusually drawn out closing timeframes for transactions, a material increase in the number of terminated transactions, persistently high leverage multiples and our own pessimism regarding the economy.

In addition, during the 2008 first quarter:

•	We received proceeds of $2.9 million in conjunction with the sale of our senior secured term loan investment in Nice-Pak Products, Inc., a manufacturer of pre-moistened wipes. We realized a $90,000 loss in connection with this sale.

•	We received proceeds of $7.4 million in conjunction with the sale of 50% of our revolver and senior term debt investments and unfunded commitments in Fairchild Industrial Products, Co. No gain or loss was recorded on the sale.

•	We received gross proceeds of $9.1 million in conjunction with the full repayment of a junior secured term loan in Eight O’Clock Coffee Company. Upon repayment of this investment, we received a $90,000 prepayment fee.

•	We received $4.0 million in proceeds in conjunction with a paydown on our senior secured term loan investment in ADAPCO, Inc.

•	We increased commitments to three existing portfolio companies, funding $325,000 in subordinated debt to L.A. Spas, Inc., a $250,000 subordinated convertible note to Smart, LLC and a $141,000 investment in a subordinated member note to Aylward Enterprises, LLC.

Subsequent to the 2008 first quarter, we amended our senior and subordinated debt investments in Encore Legal Solutions Inc. (“Encore”). Concurrent with a $1.0 million subordinated debt paydown received from Encore on April 2, 2008, the remaining subordinated debt cost balance of approximately $5.2 million was converted into an equity investment. At March 31, 2008, the fair value balance of the subordinated debt was approximately $3.7 million before the paydown and conversion. After the conversion, we had a 30% equity ownership interest in Encore.

“While the pipeline of potential transactions reviewed increased throughout the first quarter of 2008, the quality of the pipeline was poor. Further, upheaval in the credit markets has caused the closing timeframe of many transactions to be unusually drawn out and in certain situations, caused transactions to be terminated completely,” stated Patriot Capital Funding President and Chief Executive Officer Richard Buckanavage. “While credit spreads have widened, leverage remains high in our market, which when combined with our outlook for the economy resulted in us pursuing fewer transactions relative to the size of our pipeline than our historical norm. As a result, we made no new investments in the first quarter.”

“Our disciplined investment philosophy, emphasizing quality over quantity, has proved valuable during these challenging times. Approximately 80% of our portfolio remains in the two highest rating categories and we have no past due or non-accrual loans,” concluded Mr. Buckanavage.

We recorded net unrealized depreciation on our investments in the amount of approximately $9.9 million during the 2008 first quarter. A portion of this amount, approximately $1.2 million, resulted from quoted market prices on our syndicated loan portfolio as a result of disruption in the financial credit markets for broadly syndicated loans, approximately $4.2 million resulted from a decline in cash flows of our portfolio companies and approximately $4.5 million resulted from the adoption of Statement of Financial Accounting Standards No. 157 – Fair Value Measurements (“SFAS 157”). We believe that the majority of the $4.5 million of unrealized depreciation attributable to the adoption of SFAS 157 reflected in this quarter’s results will ultimately be reversed when we exit these investments. We invest primarily in illiquid assets with the intention to hold these assets to settlement or maturity. This is in contrast to the premise under SFAS 157 that assets generally should be valued on the basis of their current market value and, if no market exists, that they are sold in a hypothetical market at the end of each quarter. We have not historically exited our investments through the individual sale of such investments rather we have typically exited our investments through a sale of the portfolio company or through a recapitalization of the portfolio company. Our belief that the majority of the $4.5 million of unrealized deprecation attributable to SFAS 157 will ultimately be reversed is supported by the fact that all such unrealized depreciation is related to investments we rated 1 or 2 under our rating system described below.

Portfolio Yield

The weighted average yield on all of our debt investments for the three months ended March 31, 2008 was 12.2%, which remained constant from the fourth quarter of 2007.

Portfolio Asset Quality

We utilize the following investment rating system for our entire portfolio of debt investments:

Investment Rating 1 – Investments that exceed expectations and/or a capital gain is expected.
Investment Rating 2 – Investments that are generally performing in accordance with expectations.
Investment Rating 3 – Investments that require closer monitoring.
Investment Rating 4 – Investments performing below expectations where a higher risk of loss exists.
Investment Rating 5 – Investments performing significantly below expectations where we expect a loss.

At March 31, 2008, the distribution of our debt investments on the 1 to 5 investment rating scale at fair value was as follows:

Investment Rating 1 investments totaled $54.5 million (16.0% of the total portfolio).
Investment Rating 2 investments totaled $219.1 million (64.5% of the total portfolio).
Investment Rating 3 investments totaled $37.3 million (11.0% of the total portfolio).
Investment Rating 4 investments totaled $28.9 million (8.5% of the total portfolio).
Investment Rating 5 – no investments were rated 5.

Liquidity and Capital Resources

At March 31, 2008, we had cash and cash equivalents of $1.3 million, total assets of $365.0 million and net assets of $211.1 million. We had $143 million of borrowings outstanding at March 31, 2008 under our $175 million securitization revolving credit facility, which was expanded to $225 million subsequent to quarter-end. At March 31, 2008, the interest rate on our securitization revolving credit facility was 4.1%, down from 6.2% at December 31, 2007, and our regulatory asset coverage was 248%, up from 234% at December 31, 2007. We are required to maintain regulatory asset coverage of at least 200%.

On April 11, 2008, we entered into an amended and restated securitization revolving credit facility with an entity affiliated with BMO Capital Markets Corp. and Branch Banking and Trust Company (BB&T). Among other things, the facility was amended and restated to:

•	increase the borrowing limit under the facility from $175 million to $225 million;

•	extend the maturity date of the facility from July 22, 2010 to April 11, 2011; and

•	increase the interest payable under the facility from the commercial paper rate plus 100 basis points to the commercial paper rate plus 175 basis points on up to $175 million of borrowings outstanding under the facility and LIBOR plus 175 basis points on up to $50 million of borrowings outstanding under the facility.

Although we expect that cash on hand, borrowing availability, and cash generated from operations to be adequate to meet our cash needs at our current level of operations, we may face difficulty in obtaining new debt and equity financing as a result of the current turmoil in the credit markets and uncertainty in the capital markets. The debt and equity capital markets in the United States have been severely impacted by significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated loan market, among other things. These events, along with the deterioration of the housing market, have led to worsening general economic conditions, which have impacted the broader capital and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. In the past, we were able to access the capital and credit markets to finance our investment activities. However, due to the current state of the markets, we cannot assure you that debt or equity capital will be available to us on favorable terms, or at all. As an example, because our common stock has occasionally traded at a price below our current net asset value per share over the last several months and we are subject to regulatory requirements that prohibit us from selling our common stock at a price below net asset value per share, we have been and may continue to be limited in our ability to raise equity capital. These conditions may limit our ability to grow our investment portfolio.

Dividend Information

On May 5, 2008, we announced that our board of directors had declared a cash dividend of $0.33 per share for the second quarter of 2008. The dividend is payable as follows:

Record date: June 5, 2008
Payment date: July 16, 2008

Our dividend is paid from taxable income. Our board of directors determines the dividend based on annual estimates of taxable income, which differs from book income due to changes in unrealized appreciation and depreciation of investments and due to temporary and permanent differences in income and expense recognition.

We have adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. If your shares of our common stock are held through a brokerage firm or other financial intermediary and you wish to participate in the DRIP, please contact your broker or other financial intermediary.

2008 First Quarter Conference Call/Webcast Information

Conference Call:	Today – May 9, 2008 at 11:00 a.m. EDT
Dial-in Number:	888/343-7139
Call Replay Until:	May 13, 2008 at 1:00 p.m. EDT
Replay Number:	800/633-8284
Replay Access Code:	21382172
Webcast:	www.patcapfunding.com
Web Replay:	30 days

About Patriot Capital Funding, Inc.
Patriot Capital Funding, Inc. (www.patcapfunding.com) is a specialty finance company providing customized financing solutions primarily to private equity sponsors focused on making investments in small- to mid-sized companies. Patriot Capital Funding typically invests in companies with annual revenues ranging from $10 million to $100 million that operate in diverse industry sectors. Investments usually take the form of senior secured loans, junior secured loans, and/or subordinated debt investments – which may contain equity or equity-related instruments. Patriot Capital Funding also offers “one-stop” financing, which typically includes a revolving credit line, one or more senior term loans and a subordinated debt investment. Patriot Capital Funding also makes equity co-investments of generally up to $2.0 million and investments in broadly syndicated loans.

Forward-Looking Statements
This press release may contain certain forward-looking statements, including statements with regard to the future performance of Patriot Capital Funding. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in Patriot Capital Funding’s Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission. Patriot Capital Funding undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(financial statements follow)

Patriot Capital Funding, Inc.
Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Investments at fair value:
Non-control/non-affiliate investments (cost of $270,937,995 – 2008,
$294,686,727 - 2007)	$260,051,446	$290,225,759
Affiliate investments (cost of $87,363,276 – 2008, $86,577,905 – 2007)	83,364,986	85,171,605
Control investments (cost of $7,029,968 – 2008, $6,980,389 – 2007)	8,529,968	9,328,389

Total investments	351,946,400	384,725,753
Cash and cash equivalents	1,311,750	789,451
Restricted cash	9,062,021	10,487,202
Interest receivable	1,377,674	1,758,954
Other assets	1,325,457	617,448

TOTAL ASSETS	$365,023,302	$398,378,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Borrowings	$143,000,000	$164,900,000
Interest payable	517,602	821,124
Dividends payable	6,814,650	6,814,650
Accounts payable, accrued expenses and other	3,633,728	4,245,350

TOTAL LIABILITIES	153,965,980	176,781,124

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, 1,000,000 shares authorized;
no shares issued and outstanding	—	—
Common stock, $.01 par value, 49,000,000 shares authorized;
20,650,455 shares issued and outstanding at
March 31, 2008 and December 31, 2007	206,504	206,504
Paid-in capital	233,904,656	233,722,593
Accumulated net investment loss	(1,912,061)	(1,912,061)
Distributions in excess of net investment income	(2,853,401)	(2,824,651)
Net realized loss on investments	(3,260,915)	(3,171,365)
Net unrealized depreciation on interest rate swaps	(1,515,216)	(762,365)
Net unrealized depreciation on investments	(13,512,245)	(3,660,971)

TOTAL STOCKHOLDERS’ EQUITY	211,057,322	221,597,684

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$365,023,302	$398,378,808

NET ASSET VALUE PER COMMON SHARE	$10.22	$10.73

Patriot Capital Funding, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
INVESTMENT INCOME
Interest and dividends:
Non-control/non-affiliate investments	$8,298,333	$7,578,948
Affiliate investments	2,514,423	619,233
Control investments	178,466	—

Total interest and dividend income	10,991,222	8,198,181

Fees:
Non-control/non-affiliate investments	168,697	381,626
Affiliate investments	38,661	13,229
Control investments	6,250	—

Total fee income	213,608	394,855

Other investment income — non-control/non-affiliate investments	39,855	384,287

Total Investment Income	11,244,685	8,977,323

EXPENSES
Compensation expense	1,498,175	1,219,533
Interest expense	2,059,523	1,506,212
Professional fees	262,527	307,627
General and administrative expense	638,560	598,673

Total Expenses	4,458,785	3,632,045

Net Investment Income	6,785,900	5,345,278

NET REALIZED GAIN (LOSS) AND NET UNREALIZED APPRECIATION (DEPRECIATION)
Net realized gain (loss) on investments - non-control/non-affiliate	(89,550)	6,167
Net unrealized depreciation on investments – non-control/non- affiliate	(6,411,284)	(68,100)
Net unrealized appreciation (depreciation) on investments – affiliate	(2,591,990)	153,200
Net unrealized depreciation on investments – control	(848,000)	—
Net unrealized depreciation on interest rate swaps	(752,851)	(63,328)

Net Realized Gain (Loss) and Net Unrealized Appreciation (Depreciation)	(10,693,675)	27,939

NET INCOME (LOSS)	$(3,907,775)	$5,373,217

Earnings (loss) per share, basic	$(0.19)	$0.31

Earnings (loss) per share, diluted	$(0.19)	$0.30

Weighted average shares outstanding, basic	20,650,455	17,532,896

Weighted average shares outstanding, diluted	20,650,455	17,724,026

CONTACTS
Richard Buckanavage President and Chief Executive Officer 203/429-2700	Robert Rinderman or Steven Hecht Jaffoni & Collins Incorporated 212/835-8500 or PCAP@jcir.com

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